First SunAmerica
Life Insurance Company                                  First SunAmerica
505 Park Avenue, 8th Floor                              A SunAmerica Company
New York, New York  10022
(212) 888-4540
--------------------------------------------------------------------------------

This is an annuity contract on the life of the Annuitant. We will make periodic annuity payments beginning on the Annuity Date, as set forth in this Contract. This contract is owned by you, the Contract Owner.

This Contract has been issued in return for the attached application and for the initial Purchase Payment made.

                                TEN-DAY FREE LOOK

To be sure that you are satisfied with this Contract, you have a ten-day free look. Within ten days of the day you receive this Contract, it may be returned by delivering it or mailing it to us at our Annuity Service Office listed on the Contract Data Page, or to the agent through whom it was purchased. Within seven days of receipt of this Contract by us, we will pay you the Contract Value computed as of the date of surrender. The date of surrender is the date the Contract Owner transfers possession of the Contract with a written request for cancellation to the Company or to an authorized representative of the Company.

Signed for the Company.


/s/ SUSAN L. HARRIS                 /s/ ROBERT P. SALTZMAN
----------------------              --------------------------
Susan L. Harris                     Robert P. Saltzman
 Secretary                            President


                      INDIVIDUAL FLEXIBLE PURCHASE PAYMENT
                       DEFERRED VARIABLE ANNUITY CONTRACT
                                NONPARTICIPATING
                                  NO DIVIDENDS


ANNUITY PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

PLEASE READ THIS CONTRACT CAREFULLY, IT DEFINES YOUR LEGAL RIGHTS AND IS A CONVENIENT SOURCE OF INFORMATION AND REFERENCE IN HELPING YOU FULLY UNDERSTAND AND BENEFIT FROM YOU CONTRACT.

                    THE VARIABLE PROVISIONS OF THIS CONTRACT
                         CAN BE FOUND ON PAGES 6 AND 9.

                               CONTRACT DATA PAGE


ANNUITANT:                                  CONTRACT NUMBER:

ISSUE DATE:                                 CONTRACT OWNER:

ANNUITY DATE:                               INITIAL PURCHASE PAYMENT:

                                            NON-QUALIFIED PLAN

ANNUITY SERVICE OFFICE:
        FIRST SUNAMERICA
        LIFE INSURANCE COMPANY
        505 PARK AVENUE, 8TH FLOOR
        NEW YORK, NY 10022


                             MONEY MARKET PORTFOLIO
                      GOVERNMENT AND QUALITY BOND PORTFOLIO
                             FIXED INCOME PORTFOLIO
                                GROWTH PORTFOLIO
                              HIGH YIELD PORTFOLIO
                           AGGRESSIVE GROWTH PORTFOLIO
                          FOREIGN SECURITIES PORTFOLIO
                        CONVERTIBLE SECURITIES PORTFOLIO
                              MULTI-ASSET PORTFOLIO
                        AGGRESSIVE MULTI-ASSET PORTFOLIO
                           NATURAL RESOURCES PORTFOLIO
                              TARGET '98 PORTFOLIO

A TOTAL WITHDRAWAL OR A PARTIAL WITHDRAWAL IN EXCESS OF THE WITHDRAWAL WITHOUT WITHDRAWAL CHARGE AMOUNT WILL BE SUBJECT TO A WITHDRAWAL CHARGE ON PURCHASE PAYMENTS WITHDRAWN BEFORE THE END OF THE FIFTH CONTRIBUTION YEAR. THE WITHDRAWAL CHARGE IS 5% IN THE FIRST CONTRIBUTION YEAR AND REDUCES BY 1% EACH FOLLOWING CONTRIBUTION YEAR, SO THAT THERE IS NO CHARGE IN THE SIXTH AND LATER CONTRIBUTION YEARS.

ANNUITY PAYMENTS WILL NOT DECREASE AS LONG AS THE INVESTMENT RETURN OF THE SEPARATE ACCOUNT ASSETS EQUALS OR EXCEEDS 6.40% ON AN ANNUAL BASIS.


                                  FOR USE WITH
                          VARIABLE ANNUITY ACCOUNT ONE

                                TABLE OF CONTENTS



Section                                                            Page

Definitions                                                           7

Purchase Payments                                                     7

Accumulation Period                                                   8

Withdrawal Charge Table                                               9

Death Benefit                                                        10

Death of Owner                                                       10

Annuity Period                                                       10

Table of Monthly Installments Under Option 1                         13

Table of Monthly Installments Under Option 2                         14

General Provisions                                                   14

                             DEFINITIONS

ACCUMULATION PERIOD - The period between the Issue Date of this Contract and the Annuity Date, the build-up phase of this Contract.

ACCUMULATION UNIT - A unit of measurement which we use to calculate the Contract Value during the Accumulation Period.

ANNUITANT - The person designated in the Application and shown on the Contract Data Page to receive or who is actually receiving annuity payments.

ANNUITIZATION - The process by which an Owner converts from the Accumulation Period to the Annuity Period. That is, you convert your Contract from the build-up phase to the phase during which the Annuitant receives periodic annuity payments.

ANNUITY DATE - The date on which annuity payments are to begin.

ANNUITY PERIOD - The period starting on the Annuity Date.

ANNUITY UNIT - A unit of measurement we use to calculate the amount of Variable Annuity payments.

BENEFICIARY - The person designated to receive any benefits under this Contract upon the death of the Annuitant during the Accumulation Period. If the Owner dies during the Accumulation Period, the Beneficiary will, unless the Owner has elected otherwise, become the Owner of this Contract.

CONTRACT OWNER OR OWNER - You, the person having the privileges of ownership defined in this Contract. If the Owner dies during the Accumulation Period, the Beneficiary will, unless the Owner has elected otherwise, become the Owner of this Contract.

CONTRACT VALUE - The sum of the values of your interest in the Separate Account Divisions.

CONTRACT YEAR - The period between anniversaries of the Issue Date of this Contract.

CONTRIBUTION YEAR - Each Contract Year in which a Purchase Payment is made and each succeeding year measured from the end of the Contract Year during which such Purchase Payment was made.

DIVISION OR SEPARATE ACCOUNT DIVISION - A Division of the Separate Account invested wholly in shares of one of the Eligible Portfolios.

ISSUE DATE - The date shown on the Contract Data Page on which the first Contract Year and first Contribution Year begin.

NON-QUALIFIED PLAN - A retirement plan which does not receive favorable tax treatment under Section 401, 403(b), 408 or 457 of the Internal Revenue Code.

PORTFOLIOS - One of the Portfolios shown on the Contract Data Page.

PURCHASE PAYMENTS - Amounts you pay to us under this Contract.

QUALIFIED PLAN - A retirement plan which receives favorable tax treatment under Sections 401, 403(b), 408 or 457 of the Internal Revenue Code.

SEPARATE ACCOUNT OR ACCOUNT - A segregated investment account entitled, "Variable Annuity Account One", established by us.

VALUATION DATE - Monday through Friday except New Year's Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas Day.

VALUATION PERIOD - The interval between two consecutive Valuation Dates measured from 5:00 P.M. New York time.

WITHDRAWAL CHARGE - The charge assessed against certain withdrawals or annuitizations of Accumulation Units in their first five (5) Contribution Years.

WITHDRAWAL VALUE - The Contract Value, less any premium tax payable if the Contract is being annuitized, minus any applicable Withdrawal Charge.

                                PURCHASE PAYMENTS

Purchase Payments are flexible. This means that you, subject to the minimums and maximums given below, may change the amount and the frequency of timing of Purchase Payments. The minimum initial Purchase payment we will accept for a Contract issued pursuant to a Non-Qualified Plan is $1,000. Subsequent Purchase Payments must be at least $500. The minimum initial Purchase Payment we will accept for a Contract issued pursuant to a Qualified Plan is $100.

Purchase Payments will be allocated to one or more Separate Account Divisions. At least $500 must be allocated to each Division selected before an allocation can be made to an additional Division.

If the Contract Value is less than $500, and no Purchase Payments have been made during the previous three full calendar years, we reserve the right, after 60 days written notice to you, to terminate this Contract and distribute the Contract Value to you.

                               ACCUMULATION PERIOD

PURCHASE PAYMENTS AND CONTRACT VALUE - We will credit a Contract with the number of Accumulation Units in a Division which results from dividing the Purchase Payment(s) allocated to that Division, or the amount transferred into the Division, by the Accumulation Unit Value for that Division at the end of the Valuation Period next concluding after the allocation or transfer.

The Contract Value for any Valuation Period is determined by multiplying the number of Accumulation Units credited to each Division by the Accumulation Unit Value for that Division at the end of the Valuation Period and then adding the resultant values.

ACCUMULATION UNIT VALUE - The Accumulation Unit Value of a Separate Account Division for any Valuation Period is calculated by subtracting (2) from (1) and dividing the result by (3) where:

(1) is the total value of the assets of the Separate Account Division minus total liabilities;
(2) is the cumulative unpaid charge for assumption or mortality and expense risks;
(3) is the number of Accumulation Units outstanding at the end of such Valuation Period.

During the Accumulation Period, each Separate Account Division is assessed with a daily charge for mortality and expense risks. The charge will equal an aggregate of 1.25% per annum of the average daily net asset value of each Division. Net asset value of each Division for any Valuation Period is calculated by dividing (1) above by (3) above.

The Accumulation Unit Value may increase or decrease from Valuation Period to Valuation Period.

RECORDS MAINTENANCE CHARGE - During the Accumulation Period, a Records Maintenance Charge of $30 is assessed each Contract Year against each Contract in force on the anniversary of the Issue Date. If a total surrender of Contract Value is made, the charge will be assessed as of the date of surrender. If the Contract participates in more than one Separate Account Division, an equal share of the $30 charge will be made against each Division. The number of Accumulation Units representing your Contract's interest in the affected Separate Account Divisions will be reduced to reflect the Records Maintenance Charge.

ADMINISTRATIVE EXPENSE CHARGE - During the Accumulation Period, each Separate Account Division is assessed with a daily charge for administrative expenses. The charge will equal an aggregate of .15% per annum of the average daily net asset value of each Division. Net asset value of each Division for any Valuation Period is calculated dividing (1) by (3) as described in the Accumulation Unit Value provision. This charge will be reduced to the extent it exceeds that required for administrative expenses.

TRANSFERS DURING ACCUMULATION PERIOD - You may transfer all or part of the Contract Value among Separate Account Divisions subject to the following conditions:

(1) the minimum amount which may be transferred from a Division is $500 or, the remaining Contract Value in a Separate Account Division if less than $500;

(2) no partial transfer can be made if your remaining Contract Value in a Separate Account Division will be less than $500 after the transfer;
(3) transfers will be honored on the Valuation Date next following receipt by us of a written direction (containing all required information);
(4) if you make a transfer within 30 days of a prior transfer, or within 30 days of the Issue Date, a transfer fee of $25 ($10 in Pennsylvania and Texas) will be charged.

We reserve the right to suspend, modify, or terminate the transfer privilege with notice if there is a cessation of market trading.

The Accumulation Units credited to a Separate Account Division will be reduced based on the Accumulation Unit Value at the end of the Valuation Period next following the Valuation Period during which we receive a completely detailed request for a transfer. Accumulation Units will be credited to the Contract Value in the Separate Account Division to which the transfer is being made at the same time.

TOTAL WITHDRAWAL DURING THE ACCUMULATION PERIOD - You may, during the Accumulation Period, withdraw all the Contract Value remaining after deduction of the Withdrawal Charge, if any.

An election for total withdrawal must be made in writing to us at our Annuity Service Office. Payment made by us in honoring an election for total withdrawal prior to receipt by us of notice of the death of the Annuitant or the Owner will discharge our obligations under this Contract.

PARTIAL WITHDRAWALS DURING THE ACCUMULATION PERIOD - You may, during the Accumulation Period, withdraw portions of the Contract Value, subject to the following conditions:

(1) each partial withdrawal must be for an amount which is not less than $500 or, if smaller, the remaining value in a Separate Account Division;
(2) the remaining value in each Separate Account Division from which a partial withdrawal is requested must be at least $500 after the partial withdrawal is completed;
(3) an election to make a partial withdrawal must be made in writing to us at our Annuity Service Office;
(4) the election must indicate the amount(s) and the Separate Account Division(s) from which the partial withdrawal is requested;
(5) the maximum amount of a partial withdrawal will be equal to the Contract Value in the Division minus the amount of the Withdrawal Charge, if any; and
(6) you have the right to specify the Division from which a withdrawal is to be made.

Any payment made by us for partial withdrawal prior to receipt by us of notice of the death of the Annuitant or the Owner will discharge our obligation under this Contract to the extent of the payment.

IF A WITHDRAWAL CHARGE IS APPLICABLE. THE REDUCTION IN THE CONTRACT VALUE REQUIRED TO PRODUCE THE AMOUNT OF THE PARTIAL WITHDRAWAL REQUESTED WILL BE GREATER THAN THE AMOUNT ACTUALLY PAID BY US TO YOU. THE ACTUAL DOLLAR AMOUNT OF A PARTIAL WITHDRAWAL REQUESTED WILL BE THE AMOUNT PAID TO YOU.

PARTIAL WITHDRAWAL WITHOUT WITHDRAWAL CHARGE -
(1) all Purchase Payments in a given Contract Year are totalled and are used separately in calculating applicable Withdrawal Charges.
(2) all withdrawals will be assessed first against Purchase Payments in the earliest Contract Years.
(3) the amount which may be withdrawn in any Contract Year without a Withdrawal Charge is 10% of aggregate Purchase Payments made as of the date of the partial withdrawal, less prior withdrawals. A withdrawal without withdrawal charges can be made only once per Contract Year and must be the first withdrawal in that Contract Year. No withdrawal without withdrawal charges is permitted during the first Contract Year.
        (4) any amount withdrawn which exceeds the limitations specified in (3) above will be subject to a Withdrawal Charge in accordance with the Withdrawal Charge Table.

        WITHDRAWAL CHARGE TABLE

        CONTRIBUTION YEAR    Rate
        =================    ====

        First                       5%
        Second                      4%
        Third                       3%
        Fourth                      2%
        Fifth                       1%
        Sixth and later             0%

The Rate applies to Purchase Payments.

WITHDRAWAL PROCEDURES - The Accumulation Units credited to a Contract in a Separate Account Division will be reduced based on the Accumulation Unit Value at the end of the Valuation Period during which an election of withdrawal completely containing all required information is received by us at our Annuity Service Office. An amount withdrawn will be paid within seven calendar days after the date proper written election is received by us, except as provided below.

SUSPENSION OF WITHDRAWAL PRIVILEGES - We may suspend the right of withdrawal privileges or delay payment more than seven calendar days:

(1) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings);
(2) when trading in the markets the Account or a Portfolio normally utilizes is restricted or an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Account's or Portfolio's investments or determination of Accumulation Unit Value is not reasonably practicable; or;
(3) for such other periods as the Securities and Exchange Commission by order may permit for protection of the Contract Owners.

                                  DEATH BENEFIT

The Death Benefit is equal to the greater of:

(1) the Contract Value at the end of the Valuation Period during which Due Proof of death and an election of the type of payment by the Beneficiary is received by us at our Annuity Service Office; or
(2) the total dollar amount of Purchase Payments minus the total dollar amount of partial withdrawals and applicable withdrawal charges; and
(3) after the fifth Contract Year, the Contract Value at the last Contract Anniversary minus the total dollar amount of partial withdrawals made since that anniversary.

Payment of Death Benefit may be made in one lump sum or applied under one of the Annuity Options.

Due Proof of death means a certified copy of a death certificate or a certified copy of a decree of a court of competent jurisdiction as to a finding of death, or written statement by a Doctor of Medicine who attended the deceased at time of death, or any other proof satisfactory to us.

DEATH OF ANNUITANT - The Death Benefit will be payable to the Beneficiary upon receipt by us of Due Proof of the Annuitant's death during the Accumulation Period.

                                 DEATH OF OWNER

The following section applies only if this Contract is issued on a non-qualified basis and if either of the two following conditions exit:

(A) The Owner and the Annuitant are the same individual and that individual dies during the Accumulation Period; or

(B) The Owner and Annuitant are different persons and the Owner dies during the Accumulation Period prior to the Annuitant's death.

If either of the above conditions occur, the following provisions apply:

(1) If the Beneficiary is the spouse of the Owner, then the Beneficiary becomes the Owner and this Contract remains in full force and effect.

(2) If the Beneficiary is a natural person and not the spouse of the Owner, the Beneficiary becomes the Owner. The Beneficiary can elect to have the existing Contract Value paid under one of the Annuity Options set forth in this Contract over a period not extending beyond the life expectancy of the Beneficiary at the time of the election; however, payments under any Annuity Option selected must being not later than one year after the date of death of the previous Owner.

        Alternatively, the Beneficiary may elect to receive a lump sum distribution of the greater of: (a) the current Contract Value at the time of election; or (b) the total amount of Purchase Payments made under the Contract less the aggregate dollar amount of any partial withdrawals. Under this alternative election, the lump sum must be paid to the Beneficiary within five years of the previous Owner's death.

(3) If there is no Beneficiary or if the Beneficiary is not a natural person, then the entire Contract Value must be paid out within five years of the Owner's death.

                                 ANNUITY PERIOD

ELECTION OF ANNUITY OPTION AND ALLOCATION OF ANNUITY PAYMENTS - Election of an Annuity Option must be made by written notice to us at our Annuity Service Office. The election may be made:

(1)     by the Owner prior to the Annuity Date and Annuitant's death;

(2) by the Annuitant on the Annuity Date unless the Owner has restricted the right to make an election; or

(3) by the Beneficiary upon the Annuitant's death unless the Owner has restricted the right to make an election.

If the Contract Value to be applied is less than $2,000, we may make payment in one lump sum. If the amount of the first scheduled payment is less than $20, we may increase the interval between payments to a quarterly, semi-annual or annual payment to make the first payment at least $20. Payments must be made to a natural person referred to as the payee.

The amount we use in determining annuity payments under Options 1, 2 and 3, subject to adjustment for any applicable Withdrawal Charge and premium taxes, is the Contract Value at the end of the Valuation Period immediately preceding the Valuation Period which includes the Annuity Date. If Option 1 and 2 is elected, no Withdrawal Charge will apply.

Payment under Option 3 or in accordance with the Other Settlement Arrangements section may subject the Contract Value to a Withdrawal Charge. If Option 3 is elected, the Contract Value may be subject to a Withdrawal Charge in accordance with the Withdrawal Charge Table.

If no other Annuity Option is elected, the amount payable will be made under Option 1 with a 10 year period certain.

ANNUITY OPTIONS - The amount payable may be paid under one of the following options or in any other manner agreed to by us:

        OPTION 1 - LIFE ANNUITY WITH INSTALLMENTS GUARANTEED - We will make monthly payments for the guaranteed period elected and then for the remaining lifetime of the payee. The period elected may be only 10 or 20 years. If the payee dies before the end of the guaranteed period, the present value, based on a 5% annual interest rate, of remaining guaranteed payments will be paid to the payee's estate or the Beneficiary.

        OPTION 2 - JOINT AND SURVIVOR ANNUITY - We will pay the full monthly income while both payees are living. Upon the death of either payee, income will continue during the lifetime of the surviving payee at the percentage of such full amount chosen when this option was elected.

        OPTION 3 - INCOME FOR SPECIFIED PERIOD - We will make monthly payments for the period elected but not less that 5 years or more than 30 years. The election must be made for full twelve-month periods.

OTHER SETTLEMENT ARRANGEMENTS - Our agreement is necessary for other payment methods.

VARIABLE ANNUITY - The Contract Value at the end of the Valuation Period immediately preceding the Valuation Period which includes the Annuity Date will first be reduced by the dollar amount of any Withdrawal Charge and then by any applicable premium taxes. The remaining value will be used to calculate the first monthly annuity payment. For Annuity Options 1, 2 and 3, the first monthly annuity payment will be based upon the Annuity Option elected and the appropriate Annuity Option Table.

With respect to Options 1, 2 and 3, the number of Annuity Units for each Separate Account Division for purposed of determining subsequent annuity payments is determined by dividing the amount of the first monthly annuity payment attributable to the Contract Value in that Separate Account Division by the Annuity Unit Value for the Division at the end of the Valuation Period immediately preceding the Valuation Period which includes the Annuity Date. The number of Annuity Units per payment will remain fixed unless a transfer is made. The amount of any subsequent annuity payments will be determined by multiplying the number of Annuity Units per payment in each Separate Account Division by the Annuity Unit Value for that Division at the end of the Valuation Period immediately preceding the Valuation Period which includes the date on which payment is to be made and then adding the resultant values. The Annuity Unit Value may increase or decrease from Valuation Period to Valuation Period.

We guarantee that the dollar amount of each annuity payment after the first will not be adversely affected by variations in actual expense or by variations in mortality experience from the expense and mortality assumptions on which the first payment is based.

The Annuity Tables are based on the 1983 Table A, projected at Scale G with interest at the rate of 5% per annum and assume births in year 1942. The amount of each annuity payment will depend upon the sex and adjusted age of the Annuitant, the joint annuitant, if any, or other payee. The adjusted age is determined from the actual age nearest birthday at the time the first monthly annuity payment is due according to the Table A below.


                                     TABLE A

                      Adjustment                               Adjustment
Calendar              to Actual     Calendar                   to Actual
Year of Birth         Age           Year to Birth                 Age
----------------------------------------------------------------------------
1899 - 1905           +6            1946 - 1951                -1
1906 - 1911           +5            1952 - 1958                -2
1912 - 1918           +4            1959 - 1965                -3
1919 - 1925           +3            1966 - 1972                -4
1926 - 1932           +2            1973 - 1979                -5
1933 - 1938           +1            1980 - 1985                -6
1939 - 1945            0

ANNUITY UNIT VALUE - For each Separate Account Division, the value of an Annuity Unit at the end of any Valuation Period is determined by multiplying the Annuity Unit Value for the immediately preceding Valuation Period by the net investment factor for the Valuation Period for which the Annuity Unit Value is being calculated, and multiplying the result by an interest factor of .999866337 per calendar day of such Valuation Period to offset the effect of the assumed rate of 5.00% per annum in the Annuity Option Table.

The net investment factor for each Division for any Valuation Period is determined by dividing:

(1) the value of an Accumulation Unit of the applicable Division as of the end of the current Valuation Period; by

(2) the value of an Accumulation Unit of the applicable Division as of the end of the immediately preceding Valuation Period.

TRANSFERS DURING THE ANNUITY PERIOD - During the Annuity Period, the payee(s) may transfer the Contract Value in the Separate Account Divisions. To do so, send a written request to our Annuity Service Office. A transfer may be made subject to the following:

(1)     a transfer may be made once each Contract Year;

(2) a request for a transfer must be received by us at our Annuity Service Office at least 45 days before the Contract Anniversary as of which the transfer will take effect;

(3) a transfer will be effected at the next Annuity Unit Value calculated after we receive the transfer request;

(4)     no transfer may be made during the first year of the Annuity Period;

(5) the entire interest in a Separate Account Division must be transferred.

The number of Annuity Units per payment attributable to a Separate Account Division to which a transfer(s) is made, determined as of the effective date of the transfer, will be equal to the number of Annuity Units per payment in the Division from which the transfer(s) is being made multiplied by the Annuity Unit Value for that Division, the amount being divided by the Annuity Unit Value for the Separate Account Division to which transfer is being made. We reserve the right without prior notice to any party to terminate, suspend or modify the transfer privileges described above if there is a cessation of market trading.

SUPPLEMENTARY ANNUITY AGREEMENT - An Annuity Agreement will be issued to reflect payments to be made under an Annuity Option. If settlement is a result of Annuitant's death or the Owner's death, the effective date of the Annuity Agreement will be the date of receipt of Due Proof of death, as defined above. Otherwise, the effective date will be the date specified in the Annuity Agreement.

CHANGE OF ANNUITY DATE - You may elect to change the Annuity Date during the lifetime of the Annuitant. An election to change the Annuity Date must be in written form received by us at our Annuity Service Office at least 7 days before the Annuity Date then reflected on our records.

EVIDENCE OF AGE, SEX AND SURVIVAL - We may require satisfactory evidence of:

(1) the age and sex of any person(s) on whose life the annuity payments are to be based; and

(2) the continued survival of any person(s) on whose life the annuity payments are based.

DISBURSEMENT OF FUNDS UPON DEATH OF PAYEE - At the payee's death, unless otherwise provided in the Annuity Agreement, the commuted value, based on 5.00% interest of any remaining unpaid guaranteed installments, will be paid in one sum to the Beneficiary. The value (to be commuted) of the remaining installments will be determined by using (for all payments) the Annuity Unit Value next determined after Due Proof of death is received by us.

PROTECTION OF BENEFITS - Unless otherwise provided in the Annuity Agreement, the payee may not commute, anticipate, assign, alienate or otherwise encumber any payment to be made.

CREDITORS - Proceeds under this Contract and any payment under any of the above options will be exempt from the claims of creditors and from legal process to the extent permitted by law.

                  TABLES OF MONTHLY INSTALLMENTS UNDER OPTION 1

      Monthly installments for ages not shown will be furnished on request.

               OPTION 1 Life Annuity with Installments Guaranteed
                          Guaranteed Period - 10 Years

  Adjusted   Monthly Installment             Adjusted   Monthly Installment
    Age      for each $1,000 of                Age      for each $1,000 of
------------   Amount Applied              ------------   Amount Applied
Male  Female                               Male  Female
----------------------------------         ------------------------------------
40      46        $4.74                      58     64        $5.63
41      47         4.77                      59     65         5.70
42      48         4.81                      60     66         5.79
43      49         4.84                      61     67         5.87
44      50         4.88                      62     68         5.96
45      51         4.92                      63     69         6.06
46      52         4.96                      64     70         6.15
47      53         5.00                      65     71         6.26
48      54         5.05                      66     72         6.36
49      55         5.09                      67     73         6.48
50      56         5.14                      68     74         6.59
51      57         5.19                      69     75         6.71
52      58         5.24                      70                6.84
53      59         5.30                      71                6.97
54      60         5.36                      72                7.10
55      61         5.42                      73                7.23
56      62         5.49                      74                7.37
57      63         5.56                      75                7.51
--------------------------------------------------------------------------------

               OPTION 1 Life Annuity with Installments Guaranteed
                          Guaranteed Period - 20 Years


  Adjusted   Monthly Installment         Adjusted   Monthly Installment
    Age      for each $1,000 of            Age      for each $1,000 of
------------   Amount Applied          ------------   Amount Applied
Male  Female                           Male  Female
----------------------------------     -----------------------------------------
40      46        $4.69                 58     64        $5.39
41      47         4.72                 59     65         5.44
42      48         4.75                 60     66         5.49
43      49         4.78                 61     67         5.54
44      50         4.81                 62     68         5.59
45      51         4.84                 63     69         5.65
46      52         4.87                 64     70         5.70
47      53         4.91                 65     71         5.75
48      54         4.95                 66     72         5.81
49      55         4.98                 67     73         5.86
50      56         5.02                 68     74         5.91
51      57         5.06                 69     75         5.96
52      58         5.11                 70                6.01
53      59         5.15                 71                6.06
54      60         5.19                 72                6.10
55      61         5.24                 73                6.15
56      62         5.29                 74                6.19
57      63         5.34                 75                6.22
--------------------------------------------------------------------------------

                  TABLE OF MONTHLY INSTALLMENTS UNDER OPTION 2

         Monthly instaLLments for ages or combination of ages not shown will be furnished on request.

                       OPTION 2 Joint and Survivor Annuity

Adjusted Age
of Other Payee                   Adjusted Age of Annuitant

-----------------  ----------------------------------------------------------

                51     56     58     61      63     66     71
Male  Female    57     62     64     67      69     72     77

-----------------------------------------------------------------------------

50      56     $4.72  $4.80  $4.84  $4.88   $4.91  $4.95  $5.01
55      61      4.81   4.92   4.96   5.03    5.07   5.13   5.23
57      63      4.84   4.97   5.02   5.09    5.14   5.21   5.32
60      66      4.89   5.04   5.10   5.19    5.25   5.34   5.47
62      68      4.93   5.08   5.15   5.25    5.32   5.42   5.58
65      71      4.97   5.15   5.23   5.35    5.43   5.55   5.75
70      76      5.04   5.25   5.35   5.50    5.60   5.77   6.05



                  TABLE OF MONTHLY INSTALLMENTS UNDER OPTION 3

                      OPTION 3 income for Specified Period


                       Monthly                         Monthly
     Specified       Installment      Specified        Installment
      Period      for each $1,000 of    Period      for each $1,000 of
      (Years)       Amount AppLied     (Years)        Amount AppLied
     ---------    ------------------   ---------    ------------------
        5             $18.74              18              $6.94
        6              15.99              19               6.71
        7              14.02              20               6.51
        8              12.56              21               6.33
        9              11.42              22               6.17
       10              10.51              23               6.02
       11               9.77              24               5.88
       12               9.16              25               5.76
       13               8.64              26               5.65
       14               8.20              27               5.54
       15               7.82              28               5.45
       16               7.49              29               5.36
       17               7.20              30               5.28


                          GENERAL PROVISIONS

THE CONTRACT - This Contract and the attached AppLication are the entire contract between the parties. ALL statements made in the Application are deemed representations and not warranties. No statement wiLL void this Contract or be used as a defense to a claim unless it is contained in the AppLication.

MODIFICATION OF CONTRACT - OnLy our President or Secretary may approve a change or waive the provisions of this Contract. Any change or waiver must be in writing. No agent has authority to change or waive the provisions of this Contract.

INCONTESTABILITY - This Contract wiLL not be contestable after it has been in force for a period of two years from the Issue Date.

MISSTATEMENT OF AGE OR SEX - If a payee's age or sex is misstated, we wiLL adjust any amount to be paid based upon the corrected age or sex; the date of the first payfnent wiLL not be changed. Any underpayment wilt be paid immediately or accruing at the rate of interest of 6%. Any overpayment wiLL be deducted from payments subsequently accruing at the rate of interest of 6%.

BENEFICIARY - You may designate a Beneficiary to receive any amount payable on death. The original Beneficiary wiLL be named in the AppLication. You may change the Beneficiary by filing a written request with us at our Annuity Service Office unless an irrevocable Beneficiary designation was previously filed with us. However, any change will take effect as of the date such request was signed, except as to any payment made or other action taken by us before the change was recorded.

If there is more than one Beneficiary, the interest of any Beneficiary who predeceases the Annuitant will pass to the survivor or survivors, share and share alike, unless otherwise provided in the Beneficiarydesignation. If no designated Beneficiary survives the Annuitant, the Beneficiary wiLL be the Annuitant's estate.

CHANGE OF OWNERSHIP - NOTE: A CHANGE OF OWNERSHIP MAY BE A TAXABLE EVENT. YOU SHOTJLD FIRST CONSULT WITH YOUR TAX ADVISOR.

OWNERSHIP - If no designated Beneficiary who is a natural person survives the Owner, the Owner's estate wiLL become the new Owner.

Ownership may be changed at any time during the Annuitant's Lifetime. A change must be made by written notice from the Owner sent to us at our Annuity Service office with information sufficient to cLearLy identify the new Owner to us. No change wiLL take effect until received by us. Upon being received, any change wiLL take effect as of the date it was signed, except for action taken by us before the change was received. We reserve the right to require this Contract for endorsement of a change.

ASSIGNMENT - No assignment of this Contract is binding until received by us at our Annuity Service office. We assume no responsibility for the validity of any assignment.

NOTE:   AN ASSIGNMENT MAY CONSTITUTE A TAXABLE EVENT.     YOU SHOULD FIRST
CONSULT WITH YOUR TAX ADVISOR.

Any claim under an assignment is subject to proof of the extent of interest. If this Contract is assigned, your rights and the Beneficiary's rights are subject to the rights of any assignee of record.

OWNERSHIP OF THE SEPARATE ACCOUNT ASSETS - We have exclusive ownership and control of aLL assets in the Separate Account.

LIABILITIES OF SEPARATE ACCOUNTS - The assets held in the Separate Account wiLL not be charged with LiabiLities arising out of any other business we may conduct. The assets are held and applied excLusiveLy for the benefit of Owners, Annuitants, Beneficiaries or payees of the VariabLe Annuity Contracts.

NONPARTICIPATION IN SURPLUS - This Contract does not share in our profits or surplus.

SUSPENSION OF PAYMENTS - We may suspend or postpone payments if any of the foLLowing occur:

        (1) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings);

        (2) when trading in the markets the Account or a portfolio normally utilizes is restricted, or an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Account's or a Portfoliols investments or determination of AccumuLation Unit VaLue is not reasonably practicable or
        (3) for such other periods as the Securities and Exchange Commission by order may permit for the protection of the Contract Owners.

REPORTS - Once each Contract Year, we wiLL furnish you with an AnnuaL Report of the Separate Account and a statement showing the Contract VaLue as weLL as the wording describing any WithdrawaL VaLue and/or any Death Benefit.

ADDITION, SUBSTITUTION AND CONVERSION - Any of the additions, substitutions and conversions Listed below are subject to the approval of the Superintendent. We reserve the right to add additional ELigibLe Portfotios from time to time. If additional ELigible PortfoLios are added, we wiLL notify you in writing.

If shares of a PortfoLio are not available for purchase or if, in our judgment, further investment in the shares is no longer appropriate in view of the purposes of the Separate Account, shares of or interests in another investment portfolio or company may be substituted for PortfoLio shares held or to be purchased by future Purchase Payments or transfers under this Contract.

CHANGES IN THE LAW - If laws governing this Contract or the taxation of benefits under this Contract change, we wiLL amend this Contract to comply with these changes.

                      INDIVIDUAL FLEXIBLE PURCHASE PAYMENT
                       DEFERRED VARIABLE ANNUITY CONTRACT

                                NONPARTICIPATING
                                  NO DIVIDENDS


First SunAmerica
Life Insurance Company

                                            FIRST SUNAMERICA
505 Park Avenue, 8th Floor                  a SunAmerica Company
New York, New York  10022
212/888-4540
--------------------------------------------------------------------------------

First SunAmerica
Life Insurance Company                      FIRST SUNAMERICA
                                            A SunAmerica Company
505 Park Avenue, 8th Floor
New York, New York  10022
212/888-4540

--------------------------------------------------------------------------------

                       JOINT ANNUITANT ENDORSEMENT

This Endorsement is a part of the Annuity Contract to which it is attached.

The Effective Date of this Endorsement is the Issue Date stated in the Contract Data/Specifications Page.

We agree that persons listed in the Annuity Contract Application have been named as Joint Annuitants.

The Annuity Contract is changed as follows:

(1) Annuitant means all Joint Annuitants or, after the death of one, the survivor(s).

(2) While all Annuitants are living, the Annuity Date will be not later than the 85th birthday of the youngest Annuitant.

(3) The automatic form of annuity will be a Joint and Survivor Income Option. Income payments will be made to the named Annuitants. A different Annuity Income Option may be elected by the Annuity Contract Owner(s) before income payments begin.

(4) The Annuity Value of the Annuity Contract may be applied to provide Annuity income for each Annuitant. Any part of the Annuity Value may be used to provide income for one Annuitant. The balance will be used to provide income to the other Annuitant(s). The incomes may be paid under the same or different forms of income options.

(5) Unless an Annuitant who dies is also the Annuity Contract Owner, no settlement will be made upon the death of the first Annuitant to die before the start of income payments. Such death will not affect the Annuity Value. The Annuity Date will them be not later than the 85th birthday of the youngest surviving Annuitant.



Signed for Us:


/s/ SUSAN L. HARRIS                 /s/ ROBERT P. SALTZMAN
-----------------------             --------------------------
Susan L. Harris                     Robert P. Salztman
Secretary                           President



FSA-JtANN-E1

First SunAmerica
Life Insurance Company                      FIRST SUNAMERICA
                                            A SunAmerica Company
505 Park Avenue, 8th Floor
New York, New York  10022
212/888-4540

-----------------------------------------------------------------------------

                       JOINT OWNER ENDORSEMENT

This Endorsement is a part of the Annuity Contract to which it is attached.

The Effective Date of this Endorsement is the Issue Date stated in the Contract Data/Specifications Page.

We agree that persons listed in the Annuity Contract Application have been named as Joint Owners, provided they are spouses of each other.

The Annuity Contract is changed as follows:

(1)     Owner means all Joint Owners.

(2) Each Joint Owner has an equal ownership interest in the Annuity Contract unless we are advised otherwise in writing.

(3) Each Joint Owner shall be a Primary Beneficiary. Upon the death of a Joint Owner, the survivor shall be the Primary Beneficiary.



Signed for Us:


/s/ SUSAN L. HARRIS                 /s/ ROBERT P. SALTZMAN
-----------------------             --------------------------
Susan L. Harris                     Robert P. Salztman
Secretary                           President



FSA-JtOWN-E2

First SunAmerica
Life Insurance Company                      FIRST SUNAMERICA
                                            A SunAmerica Company
505 Park Avenue, 8th Floor
New York, New York  10022
212/888-4540

--------------------------------------------------------------------------------

                       DEATH BENEFIT ENDORSEMENT

This Endorsement is a part of the Annuity Contract to which it is attached.

The DEATH BENEFIT section provisions of the attached Contract are deleted and replaced by the following:

GENERAL - A Death Benefit will be paid to the Annuitant's Beneficiary upon the Annuitant's death. The Beneficiary may elect to receive a single sum distribution or to receive annuity payments. If a single sum payment is requested, we will pay proceeds attributed to any Separate Account Division within 7 days of our Annuity Service Office's receipt of the Death Benefit payment election and due proof of death. If any Annuity Option is desire, an Option must be elected within sixty (60) days of our receipt of due proof of the Annuitant's death at our Annuity Service Office; otherwise a single sun payment will be made at the end of such 60 day period. Funds will remain allocated pursuant to the last allocation and instructions in effect at the Annuitant's death until our Annuity Service Office receives new written allocation instructions:

PROOF OF DEATH - Due proof of death means:

(1)     a certified copy of a death certificate; or

(2) a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

(3)     an attending physician's statement; or

(4)     any other proof satisfactory to us.

AMOUNT OF DEATH BENEFIT - The amount of the Death Benefit is equal to the greater of:

(1) the Contract Value at the end of the Valuation Period during which We receive at Our Annuity Service Office due proof of the Annuitant's death and an election of the type of payment to be made; or

(2) the total dollar amount of Purchase Payments minus the dollar amount of partial withdrawals and applicable withdrawal charges; or

(3) After the fifth Contract Year, the Contract Value at the last Contract Anniversary minus the total amount of partial withdrawals made since that anniversary.


Signed for the Company:


/s/ SUSAN L. HARRIS                 /s/ ROBERT P. SALTZMAN
-----------------------             --------------------------
Susan L. Harris                     Robert P. Salztman
Secretary                           President



FSA-JtOWN-E2

First SunAmerica
Life Insurance Company
                                            FIRST SUNAMERICA
                                            A SunAmerica Company
505 Park Avenue, 8th Floor
New York, New York  10022
212/888-4540
-------------------------------------------------------------------------------
                     GENERAL ACCOUNT ANNUITY CONTRACT RIDER

The Rider forms part of the Variable Annuity Contract (the "Contract") to which it is attached. The following provisions add to or modify the Contract.

                                   DEFINITIONS

Contract Value - The Contract Value is the sum of the values of the Owner's interest in the Separate Account Divisions and the values of the Owner's interest in the General Account.

Fixed Annuity - A series of payments made during the Annuity Period. These payments are guaranteed as to dollar amount by the Company and do not vary with the investment experience of the Separate Account.

General Account - The General Account is the Company's general investment account. It contains all the assets of the Company except for ICAP Variable Annuity Account One (the "Separate Account") and other segregated asset accounts.

General Account Value - The Owner's interest in the General Account.

Separate Account Value - The sum of the Owner's interest in each of the Separate Account Divisions.

Variable Annuity - A series of payments made during the Annuity Period which vary in amount based upon the investment experience of the Separate Account Division.

                               ACCUMULATION PERIOD

ALLOCATION OF PURCHASE PAYMENTS

Purchase Payments may be allocated to the General Account as elected by the Owner. A minimum of $500 must be allocated to the General Account before Purchase Payments or Transfers may be allocated to an additional Separate Account Division.

GENERAL ACCOUNT VALUE

The General Account Value at any time is equal to:

(1) all Purchase Payments allocated to the General Account plus the interest credited to those payments; plus
(2) The Separate Account Value transferred to the General Account plus the interest credited to the transferred values; less
(3) any prior partial withdrawals and withdrawal charges deducted from the General Account; less
(4)     any General Account Value transferred to the Separate Account; less
(5) any prior annuity payments; less (6) Record Maintenance Charge, Withdrawal Charges and Premium Taxes.

INTEREST TO BE CREDITED

We will credit interest to the General Account during the Accumulation Period at a rate no less than 4%.

We may declare and credit additional interest at our sole discretion. Declaration of excess interest is not guaranteed.

We guarantee that the interest rate credited to funds allocated to the General Account will: (1) not be less than the Interest Rate described above; and (2) not be modified for one year from the date such funds are allocated to the General Account.



FSA-GENA-R1

TRANSFERS DURING THE ACCUMULATION PERIOD

The Transfers During Accumulation Period section of the Contract is modified to provide, in addition to the language relating to transfers among the Separate Account Division(s), the following:

The Owner may transfer Contract Values between the General Account and the Separate Account Division(s) subject to the following:

(1) a request to transfer amounts from a Separate Account Division(s) to the General Account may be made at any time by written request;
(2) any funds allocated to the General Account must remain in the General Account one year before being eligible to be transferred out of the General Account to any Separate Account Division(s). A Contract Owner may elect to make a transfer of funds out of the General Account to a Separate Account Division(s) within 30 days of the anniversary of the allocation of such funds to the General Account. If a Contract Year Anniversary is not a Valuation Date, the transfer will take effect on the next Valuation Date following the Contract Year Anniversary;
(3) a request to transfer funds out of the General Account must be in written form satisfactory to and mailed to us at our Annuity Service Office.
(4) the minimum amount which may be transferred between the General Account and a Separate Account Division(s) is $500 or the remaining Contract Value in the General Account or the Separate Account Division(s) is less than $500; and
(5) no partial transfer may be made if your remaining Contract Value in the General Account or Separate Account Division(s) will be less than $500 after the transfer.

CONTRACT CHARGES

The Records Maintenance Charge section of the Contract is $30 whether or not an Owner elects to have Contract Values allocated to the General Account. There is no extra charge if the General Account is elected. The Records Maintenance Charge will also be deducted from the General Account in the same way as for the Separate Account Divisions.

The Withdrawal Charge section of the Contract also applies to the total or partial withdrawals of General Account Values in the same way as for the withdrawals from the Separate Account Divisions.

Premium Taxes, as described in your Contract, are also applicable to any General Account Values.

The Mortality and Expense Risk Charge, as described in your Contract, does not apply to General Account Values.
SUSPENSION OF WITHDRAWAL OR TRANSFER

If a withdrawal or transfer is made from the General Account, we may defer payment for the period permitted by law but not for more than six months after written election is received by us.

                                 ANNUITY PERIOD

If all of the Contract Value on the seventh calendar day before the Annuity Date is allocated to: (1) the General Account, the Annuity will be paid as a Fixed Annuity; (2) the Separate Account, the Annuity will be paid as a Variable Annuity; (3) both the General Account and the Separate Account, the Annuity will be paid as combination of a Fixed Annuity and a Variable Annuity to reflect the allocation between the Accounts. Annuity Payments will reflect the investment performance of the Separate Account Divisions in accordance with the allocation of the Contract Value to the Separate Account Divisions on that date. Thereafter, allocations may not be changed except as provided in the Transfers During The Annuity Period section.

The Withdrawal Charge sections of the Contract also apply to certain annuitization of the General Account Value just as for certain annuitizations from the Separate Account Divisions.

FIXED ANNUITY

The General Account Value on the day immediately preceding the Annuity Date will first be reduced by the dollar amount of any applicable Withdrawal Charge and then by any applicable premium taxes. The remaining value will be used to determine the Fixed Annuity monthly payment. For Annuity Options 1, 2 and 3, monthly annuity payments will be based upon the Annuity Option elected and the appropriate Annuity Option Table and will remain constant throughout the Annuity Period. The Annuity Option Tables are contained in the Contract and provide guaranteed annuity rates. The Company reserves the right, when annuity payments begin, to use Annuity Option Tables which provide for a greater monthly annuity payment. The annuity payments at the time of their commencement will not be less than those that would be provided by purchase of any single consideration immediate annuity contract offered by the Company at the time to the same class of annuitants.

TRANSFERS DURING THE ANNUITY PERIOD
The Transfers During The Annuity Period section of your Contract is modified to provide, in addition to the language relating to transfers among Divisions, the following:

The payee(s) may transfer, by written request, Contract Values among the Divisions and/or the General Account subject to the following:

(1)     During the Annuity Period, the payee(s) may, by written notice to the
        Company: (A) convert Variable Annuity Payments to Fixed Annuity Payments; or (B) have Variable Annuity Payments reflect the investment experience of other Separate Account Divisions. The payee(s) may not convert Fixed Annuity Payments to Variable Annuity Payments.

(2) The amount allocated to the General Account in the event of a transfer from a Separate Account Division will be equal to the annuity reserve for the payee's interest in that Separate Account Division. The annuity reserve is the product of "(a)" multiplied by "(b)" multiplied by "(c)" where "(a)" is the number of Annuity Units representing the payee's interest in the Separate Account Division per Annuity payment; "(b)" is the Annuity Unit Value for the Separate Account Division; and "(c)" is the present value of $1.00 per payment period as of the Adjusted Age of the payee attained at time of transfer, determined using the 1983 Table A, projected at Scale G with interest at the rate of 5% per annum. Amounts transferred to the General Account will be applied under the original Annuity Option elected except that adjustment will be made for the time elapsed since the Annuity Date. All amounts and Annuity Unit Values will be determined as of the end of the Valuation Period preceding the effective date of transfer.

                                    GENERAL PROVISIONS

RESERVES, VALUES AND BENEFITS

All reserves are greater than or equal to those required by statute. Any values and death benefits that may be available under the contract or this Rider are not less than the minimum benefits required by any statute of the state in which the Contract is delivered.

All other terms and conditions of the Contract remain unchanged.

Signed for the Company.


/s/ SUSAN L. HARRIS                 /s/ ROBERT P. SALTZMAN
-----------------------------       ----------------------------
Susan L. Harris                     Robert P. Saltzman
Secretary                           President




FSA-GENA-R1

First SunAmerica
Life Insurance Company
                                            FIRST SUNAMERICA
                                            A SunAmerica Company
505 Park Avenue, 8th Floor
New York, New York  10022
212/888-4540
--------------------------------------------------------------------------------
                  VARIABLE ANNUITY QUALIFIED PLAN RIDER

This Rider is a part of the Contract to which it is attached. The effective date of this Rider is the Issue Date stated in the Contract Data Page.

The attached Contract is issued on a tax qualified basis, so the following provisions apply:

THE FOLLOWING PROVISIONS apply and replace Contract provisions if the Application indicates the Contract is to be issued under Internal Revenue Code ("IRC") Section 401 or 408.

(1)     Except in the case of a Pension, Profit Sharing, Keogh Plan or an IRC
        Section 408(a) Plan, the Owner is the Annuitant.

(2) In the case of a 408(b), a Terminal Funding annuity or Keogh Plan, transferability is not permitted except to us on surrender or settlement.

(3) If issued under IRC Section 408(b) or as a Terminal Funding annuity, this Contract, and the benefits under it, cannot be sold, assigned or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person.

(4)     The Annuitant's entire interest in this Contract is nonforfeitable.

(5)     The Contract is amended as follows:

        (A) Any payments under Annuity Option 1, if applicable, will be made only to the Annuitant or the Annuitant's Beneficiary. The guaranteed period will not exceed the life expectancy of the Annuitant at the time the first payment is due. "Life expectancy" means expectancy of life as determined according to the individual annuity mortality tables we use as of the date on which the first annuity payment is due.

        (B) Any payments under Annuity Option 2, if applicable, will be made only to the Annuitant and to the Annuitant's spouse, who will be the payees.

        (C) Any payments under Option 3, if applicable, will be made only to the Annuitant or the Annuitant's Beneficiary. The period of payment will not exceed the life expectancy of the Annuitant at the time the first payment is due.

(6) THE FOLLOWING PROVISIONS will apply in addition to the above, and will replace contrary Contract provisions, if the Application indicates the Contract is to be issued as an IRA pursuant to IRC Section 408(b), a rollover IRA pursuant to IRC Section 408(d) or a Simplified Employee Pension Plan IRA pursuant to IRC Section 408(k).

        (A) Within seven days of the date of the Application, you may revoke the Application and receive a full refund of the Purchase Payments paid. Your notice of revocation must be made be wire or telephone to us at our Annuity Service Office.

        (B) Except in the case of a rollover contribution, the total annual Purchase Payments may not exceed the dollar limitation for an IRA or a Simplified Employee Pension Plan IRA. For an IRA, such dollar limitation will not exceed an amount equal to 100% of the compensation includable is an Annuitant's gross income for any taxable year or $2,000, whichever is less. For a Simplified Employee Pension Plan IRA, the dollar limitation will not exceed an amount equal to 15% of compensation includable in an Annuitant's gross income for any taxable year or $30,000, whichever is less.

FSA-QUAL-R2

        (C) The Annuity Date will be no later than April 1 of the calendar year during which the Annuitant attains age 70 1/2.

        (D) A declaration of the Annuitant's intention as to the disposition of the amount to be paid must be furnished to us at our Annuity Service Office, except if the Annuitant attains age 59 1/2, dies or becomes disabled, meaning unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration,

        (E) This Contract is established for the exclusive benefit of the Annuitant and the Annuitant's Beneficiary.

        (F) Life expectancy and joint and last survivor expectancy are computed by use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations.

        (G) If the Annuitant dies before the Annuity Date, the Annuitant's entire interest will be distributed in accordance with one of the following four provisions:

               (i)    The Annuitant's entire interest will be paid within five
                      (5) years after the date of the Annuitant's death.

               (ii) If the Annuitant's interest is payable to a Beneficiary designated by the Annuitant and the Annuitant has not elected (i) above, then the entire interest will be distributed in substantially equal installments over the life or life expectancy of the Beneficiary beginning no later than one (1) year after the date of the Annuitant's death. The Beneficiary may elect at any time to receive greater payments.

               (iii) If the Beneficiary is the Annuitant's surviving spouse, the spouse may elect within the five year period beginning with the Annuitant's date of death to receive equal or substantially equal payments over the life or life expectancy of the surviving spouse beginning at any date prior to the date on which the deceased Annuitant would have attain age 70 1/2. The surviving spouse may accelerate these payments at any time.

               (iv) If the Beneficiary is the Annuitant's surviving spouse, the spouse may treat this Contract as his or her own individual retirement arrangement (IRA).
                      This election will be deemed to have been made if the surviving spouse makes a regular IRA contribution to this Contract, makes a rollover to or from this Contract or fails to elect any of the above three provisions.

        (H) If the Annuitant dies after the Annuity Date, any remaining distribution will be made at least as rapidly as under the method used prior to the Annuitant's death.

        (I) Any payments made to a child of the Annuitant will be treated as if paid to the Annuitant's spouse if, when the child reaches the age of majority, remaining payments become payable to the spouse.

        (J) Any refund of Purchase Payments (other than those attributable to excess contributions) will be applied as future Purchase Payments or to purchase additional benefits before the end of the calendar year following the year of refund.

        (K) The Company may, at its option, terminate this Contract by payment in cash of the then present value of the paid-up benefit if no Purchase Payments have been received for three (3) full consecutive Contract Years and the paid-up annuity benefit at maturity would be less than $20.00 per month.
FSA-QUAL-R2

        (7) THE FOLLOWING PROVISIONS in addition to those previously stated, will apply and replace contrary Contract provisions, if the Application indicates the Contract is to be issued under a Keogh Plan pursuant to IRC Section 401.

               (A) The Annuitant of this Contract will be the Participant under the Plan and the Owner of this Contract will be the Employer under the Plan.

               (B) Unless another form of annuity payment is elected as provided in this Contract, an Annuity will be paid under Annuity Option 2, with the Annuitant's spouse's continuing benefit established at 100%.

        (8) THE FOLLOWING PROVISIONS, in addition to those previously stated, will apply and replace contrary Contract provisions, if the Application indicates the Contract is to be issued under IRC
               Section 401 or 408(k).

               (A) The last paragraph of the VARIABLE ANNUITY section of the ANNUITY PERIOD provision is deleted and replaced by the following paragraph:

                      "The Annuity Tables contained in this Contract are based on the 1983 Table A, projected at Scale G with interest as the rate of 5% per annum and assume births in the year 1942. Under the Annuity Options included in the Annuity Tables, the amount of each installment will depend upon the adjusted age of the Annuitant, the joint annuitant, if any, or other payee. The adjusted age is determined from the actual age nearest birthday at the time the first scheduled payment is due according to the Table A below".

               (B) The EVIDENCE OF AGE, SEX AND SURVIVAL section of the ANNUITY PERIOD provision is deleted and replaced by the following section entitled "EVIDENCE OF AGE AND SURVIVAL":

                      "EVIDENCE OF AGE AND SURVIVAL - We may require satisfactory evidence of: (1) the age of any person(s) on whose life the annuity payments are to be based; and (2) the continued survival of any person(s) on whose life annuity payments are based."

               (C) The MISSTATEMENT OF AGE AND SEX section of the GENERAL PROVISIONS is deleted and replaced by the following section entitled "MISSTATEMENT OF AGE":

                      "MISSTATEMENT OF AGE - If a payee's age has been misstated, any amount to be paid based on such age will be adjusted. The adjustment will be made on the basis of the corrected information without changing the date of the first payment. The amount of any underpayment will be paid accrued at the interest rate of 6%. The amount of any overpayment will be deducted from payments subsequently accruing at the interest rate of 6%.

               (D) The Tables of Monthly Installments under Option 1 are deleted and replaced by the following:

                  TABLES OF MONTHLY INSTALLMENTS UNDER OPTION 1

      Monthly installments for ages not shown will be furnished on request.

               OPTION 1 Life Annuity with Installments Guaranteed

                          Guaranteed Period - 10 Years

  Adjusted   Monthly Installment              Adjusted     Monthly Installments
    Age      for each $1,000 of                  Age       for each $1,000 of
------------   Amount Applied               -------------     Amount Applied
Male  Female                                Male   Female
----------------------------------          ------------------------------------
40     46         $4.74                      58     64        $5.63
41     47          4.77                      59     65         5.70
42     48          4.81                      60     66         5.79
43     49          4.84                      61     67         5.87
44     50          4.88                      62     68         5.96
45     51          4.92                      63     69         6.06
46     52          4.96                      64     70         6.15
47     53          5.00                      65     71         6.26
48     54          5.05                      66     72         6.36
49     55          5.09                      67     73         6.48
50     56          5.14                      68     74         6.59
51     57          5.29                      69     75         6.71
52     58          5.24                      70                6.84
53     59          5.30                      71                6.97
54     60          5.36                      72                7.10
55     61          5.42                      73                7.23
56     62          5.49                      74                7.37
57     63          5.56                      75                7.51
--------------------------------------------------------------------------------

"Guaranteed Period - 20 Years" table on the following page.

               OPTION 1 Life Annuity with Installments Guaranteed

                          Guaranteed Period - 20 Years

             Monthly Installment                  Monthly Installments
  Adjusted   for each $1,000 of     Adjusted     for each $1,000 of
    Age        Amount Applied         Age           Amount Applied
----------------------------------   -------------------------------------------
    40            $4.69              58                 $5.39
    41             4.72              59                  5.44
    42             4.75              60                  5.49
    43             4.78              61                  5.54
    44             4.81              62                  5.59
    45             4.84              63                  5.65
    46             4.87              64                  5.70
    47             4.91              65                  5.75
    48             4.95              66                  5.81
    49             4.98              67                  5.86
    50             5.02              68                  5.91
    51             5.06              69                  5.96
    52             5.11              70                  6.01
    53             5.15              71                  6.06
    54             5.19              72                  6.10
    55             5.24              73                  6.15
    56             5.29              74                  6.19
    57             5.34              75                  6.22
--------------------------------------------------------------------------------

             (E) The Table of Monthly Installments under Option 2 is deleted and replaced by the following:

                  TABLE OF MONTHLY INSTALLMENTS UNDER OPTION 2

         Monthly installments for ages or combination of ages not shown will be furnished on request.

                       OPTION 2 Joint and Survivor Annuity
 Adjusted Age                Adjusted Age of Annuitant
of Other Payee -----------------------------------------------------------------
           51        56       58      61       63       66       71
--------------------------------------------------------------------------------

50    $   4.72 $   4.80 $   4.84 $   4.88 $   4.91 $   4.95 $   5.01
55        4.81     4.92     4.96     5.03     5.07     5.13     5.23
57        4.84     4.97     5.02     5.09     5.14     5.21     5.32
60        4.89     5.04     5.10     5.19     5.25     5.34     5.47
62        4.93     5.08     5.15     5.25     5.32     5.42     5.58
65        4.97     5.15     5.23     5.35     5.43     5.55     5.75
70        5.04     5.25     5.35     5.50     5.60     5.77     6.05
--------------------------------------------------------------------------------

All other terms and conditions of the Contract remain unchanged.


Signed for the Company.

/s/ SUSAN L. HARRIS                         /s/ ROBERT P. SALTZMAN
--------------------------                  -------------------------
    Susan L. Harris                            Robert P. Saltzman
       Secretary                                    President


FSA-QUAL-R2

First SunAmerica
Life Insurance Company                      First SunAmerica
                                            A SunAmerica Company
505 Park Avenue, 8th Floor
New York, New York  10022
212/888-4540
--------------------------------------------------------------------------
                   TAX SHELTERED VARIABLE ANNUITY RIDER

This Rider is a part of the Contract to which it is attached. The effective date of this Rider is January 1, 1989, or later, the Contract Date (or Issue Date) shown on the Contract Data Page. However, or tax sheltered annuity programs established prior to January 1, 1989, the provisions of this Rider shall be effective at any earlier date(s) as provided by law or regulation.

THE FOLLOWING PROVISIONS APPLY IF THE CONTRACT IS TO BE OR WAS ISSUED AS A TAX-DEFERRED ANNUITY AS SPECIFIED UNDER SECTION 403(B) OF THE INTERNAL REVENUE CODE. THE RIDER WILL BE AMENDED TO COMPLY WITH ANY CHANGES IN THE INTERNAL REVENUE CODE PURSUANT TO SECTION 403(B).

(1)     All references in this Contract to:

        (a) "Internal Revenue Code" or "IRC" means the Internal Revenue Code of 1986, as amended and all rules and regulations thereunder; and

        (b) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. A reference to an IRC Section includes any successor or substituted provision and the regulations issued thereunder.

(2) The Contract Owner is the Annuitant. The Annuitant must be an employee ("Employee") of an employer described in IRC Section 403(b)(1)(A) ("Employer"). If an Annuitant's employment with the Employer is terminated, the Annuitant may continue to participate hereunder to the extent of the Contract Value. No further Purchase Payments will be accepted by us under the Contract on behalf of any Annuitant who is no longer employed by the Employer. However, if an Annuitant is employed by another Employer described in IRC Section 403(b)(1)(A) ("Successor Employer"), the Annuitant may continue to participate hereunder and future Purchase Payments may continue to be made. Any reference to Employer in this Rider shall include a Successor Employer.

(3) Except as otherwise provided in the Internal Revenue Code, Purchase Payments must be made by the Employer. Purchase Payments made for an Annuitant's taxable year, other than rollover contributions, as defined in IRC Section 403(b)(8) or 408(d)(3)(A)(iii), or a transfer made hereto pursuant to IRC Section 1035, may not exceed:

        (a) the exclusion allowance for a taxable year determined pursuant to IRC Section 403(b)(2);

        (b) the maximum amount permitted to be contributed for a taxable year under IRC Section 415; and/or

        (c) the applicable amount specified in IRC Section 402(g) for salary reduction contributions (or elective deferrals) made under a salary reduction agreement, as defined in IRC Section 402(g)(3)(C), except as otherwise provided in IRC Section 402(g), provided that the limitation specified in IRC Section 403(b)(1)(e) is not exceeded. All Purchase Payments are subject to our approval and acceptance.

(4) The Annuitant's entire interest in this Contract is 100 percent vested and nonforfeitable. The Annuitants interests, rights and options under this Contract are at all times subject to requirements and limitations imposed by any plan pursuant to which this Contract was purchased, the IRC and ERISA.

        We are not a party to, nor bound by, any Plan or any other document or agreement issued in connection with any Plan, other than this Contract. We are not responsible for seeing that the funds under this Contract are sufficient to provide the benefits under any Plan. The provisions of this Contract govern with respect to Our rights and obligations, and control over contrary provisions of any Plan.
FSA-TSA-R3

(5) This Contract, and the benefits under it, cannot be sold, transferred, assigned, discounted or pledged as collateral for a loan or as security for the performance of any obligations or for any other purpose to any person other than us. Payments under this Contract may not be commuted, assigned, encumbered or anticipated in any manner.

(6) Withdrawal of amounts attributable to contributions made pursuant to a salary reduction agreement, as defined in IRC Section 403(b)(11), may be made only: (a) when the Contract Owner (Annuitant) attains age 50 1/2, separates from service, dies or becomes disabled, meaning unable to engage in any substantial gainful activity be reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration, or in the case of hardship and (b) as determined in accordance with IRC
        Section 403(b)(11), including with respect to the existence of hardship circumstances.

        A hardship withdrawal may not include any income attributable to salary reduction contributions.

        The limitations on withdrawal apply only to salary reduction contributions made after December 31,1988 and to income attributable to such contributions and to income attributable to amounts held as of December 31, 1988.

        A withdrawal may be taxable and may be subject to penalty tax. If a withdrawal is taxable, we will process required tax withholding against the Contract Value. A Contract Owner (Annuitant) should first consult with a tax advisor before making a withdrawal. A withdrawal which violates these limitations may also immediately disqualify the Contract Owner's Annuitant's) TSA under IRC Section 403(b) and may result in immediate taxation.

(7)     The Contract is amended as follows:

        (a) Any payments under Annuity Option 1, if applicable, will be made only to the Annuitant or the Annuitant's Beneficiary.
               The guaranteed period cannot exceed the life expectancy of the Annuitant, or the Beneficiary, at the time the first payment is due. "Life expectancy" means expectation of life as determined according to the individual annuity mortality tables we use as of the date on which the first annuity payment is due.

        (b) Any payments under Annuity Option 2, if applicable, will be made only to the Annuitant and to the Annuitant's spouse, who will be the payees.

        (c) Any payments under Annuity Option 3, if applicable, will be made only to the Annuitant or the Annuitant's Beneficiary. The period of payment cannot exceed the life expectancy of the Annuitant, or the Beneficiary, at the time the first payment is due.

        (d) The Annuity Option elected by an Annuitant or by or for a Beneficiary shall meet the requirements of the Internal Revenue Code.

        (e) We will make payments in one lump sum, if the Contract Value to be applied is less than $2,000, but only if this is permitted under the Internal Revenue Code.

(8) The Annuity Date must be no later than, and can not be deferred beyond, April 1 following the calendar year during which the Annuitant attains age 70 1/2, except:

        (a) for a governmental plan or church plan (as defined in IRC Section 89(i)(4)) for which the required beginning date shall mean April 1 of the calendar year following the later of (i) the calendar year in which the Annuitant attains age 70 1/2, or (ii) the calendar year in which the Annuitant retires; or

        (b)    as otherwise provided by law or regulation.


FSA-TSA-R3

(9) If an Annuitant dies before the Annuity Date, the entire Death Benefit must be distributed pursuant to the one of the following:

        (a) the Annuitant's entire value will be paid within 5 years after the date of the Annuitant's death, whether as a single sum payment or otherwise; or
        (b) if the Death Benefit is payable to a Beneficiary designated by the Contract Owner (Annuitant) and the Beneficiary has elected to receive annuity payments, then the entire value will be distributed according to the Annuity Option elected. The term of the Annuity Option may not exceed the Beneficiary's life expectancy. Annuity payments must begin no later than one year after the Annuitant's death; or
        (c) if the Beneficiary is the Annuitant's spouse, distribution must begin no later than the date on which the deceased Annuitant would have attained age 70 1/2.

        If the payee dies after the Annuity Date, he death proceeds, if any, will depend upon the form of Annuity Option in effect at the time of the payee's death. If the payee dies after the Annuity Date and before the entire value in the Annuitant's account has been distributed, the remaining value, if any, as provided for in the Option selected will be distributed at least as rapidly as under the method of distribution in effect at the payee's death.

(10) All contract payments and withdrawals attributed to (a) non-salary reduction contributions made by a non-governmental employer on behalf of the Annuitant, which are subject to ERISA, and (b) salary reduction contributions made by a non-governmental employer for the Annuitant, which are determined to be subject to ERISA, are subject to the applicable qualified joint and survivor annuity requirements under IRC
        Section 401(a)(11) and 417. If such requirements apply, then we may require the written and signed consent and waiver to the Annuitant's spouse. Such consent and waiver shall be in a form as required by law.

(11) The Annuitant or Beneficiary will furnish us with any records, data, proofs and all other information which in our opinion, is necessary for the administration of this Contract.

(12) The last paragraph of the VARIABLE ANNUITY provision of the ANNUITY PERIOD section, the EVIDENCE OF AGE, SEX AND SURVIVAL provision of the ANNUITY PERIOD section, and the MISSTATEMENT OF AGE OR SEX provision of the GENERAL PROVISIONS section are changed by deleting any reference to sex as a required factor in issuing this Contract or as a basis in determining any annuity amounts paid pursuant to this Contract.

(13) The Tables of Monthly Installments under Option 1 are deleted and replaced by the following:

                   TABLES OF MONTHLY INSTALLMENTS UNDER OPTION

      Monthly installments for ages not shown will be furnished on request.

               OPTION 1 Life Annuity with Installments Guaranteed

                          Guaranteed Period - 10 Years

             Monthly Installment                      Monthly Installments
  Adjusted   for each $1,000 of           Adjusted     for each $1,000 of
    Age        Amount Applied                Age           Amount Applied
----------------------------------        --------------------------------------
    40            $4.74                      58             $5.63
    41             4.77                      59              5.70
    42             4.81                      60              5.79
    43             4.84                      61              5.87
    44             4.88                      62              5.96
    45             4.92                      63              6.06
    46             4.96                      64              6.15
    47             5.00                      65              6.26
    48             5.05                      66              6.36
    49             5.09                      67              6.48
    50             5.14                      68              6.59
    51             5.29                      69              6.71
    52             5.24                      70              6.84
    53             5.30                      71              6.97
    54             5.36                      72              7.10
    55             5.42                      73              7.23
    56             5.49                      74              7.37
    57             5.56                      75              7.51
--------------------------------------------------------------------------------

               OPTION 1 Life Annuity with Installments Guaranteed

                          Guaranteed Period - 20 Years


             Monthly Installment                      Monthly Installments
  Adjusted   for each $1,000 of          Adjusted     for each $1,000 of
    Age        Amount Applied               Age          Amount Applied
----------------------------------       ---------------------------------------
    40            $4.69                      58           $5.39
    41             4.72                      59            5.44
    42             4.75                      60            5.49
    43             4.78                      61            5.54
    44             4.81                      62            5.59
    45             4.84                      63            5.65
    46             4.87                      64            5.70
    47             4.91                      65            5.75
    48             4.95                      66            5.81
    49             4.98                      67            5.86
    50             5.02                      68            5.91
    51             5.06                      69            5.96
    52             5.11                      70            6.01
    53             5.15                      71            6.06
    54             5.19                      72            6.10
    55             5.24                      73            6.15
    56             5.29                      74            6.19
    57             5.34                      75            6.22
--------------------------------------------------------------------------------

(14) The Table of Monthly Installments under Option 2 is deleted and replaced by the following:

                   TABLE OF MONTHLY INSTALLMENTS UNDER OPTION

         Monthly installments for ages or combination of ages not shown will be furnished on request.

                         OPTION 2 Joint Survivor Annuity


 Adjusted Age                   Adjusted Age of Annuitant
of Other Payee   ---------------------------------------------------------------
                 51       56       58       61        63       66       71
--------------------------------------------------------------------------------
     50        $4.72    $4.80    $4.84    $4.88     $4.91    $4.95    $5.01
     55         4.81     4.92     4.96     5.03      5.07     5.13     5.23
     57         4.84     4.97     5.02     5.09      5.14     5.21     5.32
     60         4.89     5.04     5.10     5.19      5.25     5.34     5.47
     62         4.93     5.08     5.15     5.25      5.32     5.42     5.58
     65         4.97     5.15     5.23     5.35      5.43     5.55     5.75
     70         5.04     5.25     5.35     5.50      5.60     5.77     6.05
--------------------------------------------------------------------------------

All other terms and conditions of the Contract remain unchanged.

Signed for the Company.


/s/ SUSAN L. HARRIS                         /s/ ROBERT P. SALTZMAN
--------------------------                  -------------------------
   Susan L. Harris                              Robert P. Saltzman
     Secretary                                       President




FSA-TSA-R3